Exhibit 99.2

Unusual Machines Inc. Joins Russell Microcap® Index Amid Strategic U.S. Expansion

New index inclusion aligns with company’s domestic growth strategy, including new facility and increased hiring

ORLANDO, FLORIDA / ACCESS Newswire / June 30, 2025 / Unusual Machines, Inc. (NYSE American: UMAC), a leader in drone technology and component manufacturing, announced its inclusion in the Russell Microcap® Index, effective today. The addition reflects the company’s accelerating growth and aligns with its ongoing strategy to scale U.S. operations and strengthen domestic manufacturing capabilities.

“Being added to the Russell Microcap Index marks an important milestone in our growth journey,” said CEO Allan Evans. “It reflects increasing visibility in the market and underscores the strategic steps we’re taking to advance a strong, U.S.-based foundation for long-term success.”

In parallel, Unusual Machines is expanding its U.S.-based workforce to support this next phase of growth, with hiring underway across engineering, operations, and manufacturing roles.

“As we scale, we’re focused on more than just infrastructure—we’re building the team that will power our next chapter,” Evans added. “We’re making targeted investments in areas that drive long-term value, while maintaining a measured approach to capital allocation as we work toward achieving cash flow positivity over the next four to six quarters.”

The announcement follows the company’s recent lease of a 17,000-square-foot drone motor production facility in Orlando, Florida—part of a broader strategy to localize manufacturing, enhance cost efficiency through tariff advantages, and better control quality and lead times. The company’s dual-sourcing approach will allow it to offer both U.S.-made and globally sourced motor variants, providing flexibility to meet regulatory requirements and evolving customer preferences.

Please visit www.unusualmachines.com/careers for the company’s latest job opportunities.

About the Russell Microcap® Index

The Russell Microcap Index includes the smallest 1,000 securities in the Russell 2000® Index, plus the next 1,000 smallest eligible securities by market cap. Inclusion in the index means Unusual Machines will be automatically added to relevant growth and value style indexes used by institutional investors and index funds.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information, visit www.unusualmachines.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements include: our expectation that our targeted investments will drive long-term value and our expectation that we will achieve cash flow positivity over the next four to six quarters. The results expected by some, or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include the impact of and duration of the tariff policies, including (i) Also see the Risk Factors contained in our Form 10-Q, filed with the SEC on May 8, 2025, Prospectus Supplement filed with the Securities and Exchange Commission (the "SEC") on March 6, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

CS Investor Relations

investors@unusualmachines.com

917-633-8980

Media Contact:

media@unusualmachines.com

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